Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-100671, 333-166193 and 333-189506) pertaining to the U.S. Bank 401(k) Savings Plan of our report dated June 17, 2021, with respect to the financial statements and supplemental schedule of the U.S. Bank 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Minneapolis, Minnesota

June 17, 2021